October 26, 2017 2017 Third Quarter Earnings Investor Presentation Exhibit 99.2

When used in this presentation and in documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items of Banc of California Inc. and its affiliates (“BANC,” the “Company,” “we,” “us” or “our”). By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.   Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (i) pending governmental investigations may result in adverse findings, reputational damage, the imposition of sanctions and other negative consequences; (ii) management time and resources may be diverted to address pending governmental investigations as well as any related litigation and other litigation; (iii) the resignation of our former chief executive officer might cause a loss of confidence among certain customers who may withdraw their deposits or terminate their business relationships with us, notwithstanding the hiring of our new chief executive officer; (iv) our performance may be adversely affected by the management transition resulting from the resignation of our former chief executive officer, notwithstanding the hiring of our new chief executive officer, and the resignation of our former interim chief financial officer, notwithstanding the hiring of our new chief financial officer; (v) risks that the Company’s acquisitions and dispositions, including the disposition of the Banc Home Loans Division, and the acquisition and disposition of The Palisades Group, may disrupt current plans and operations, the potential difficulties in customer and employee retention as a result of those transactions and the amount of the costs, fees, expenses and charges related to those transactions; (vi) the credit risks of lending activities, which may be affected by further deterioration in real estate markets and the financial condition of borrowers, may lead to increased loan and lease delinquencies, losses and nonperforming assets in our loan portfolio, and may result in our allowance for loan and lease losses not being adequate to cover actual losses and require us to materially increase our loan and lease loss reserves; (vii) the quality and composition of our securities and loan portfolios; (viii) changes in general economic conditions, either nationally or in our market areas; (ix) continuation of the historically low short-term interest rate environment, changes in the levels of general interest rates, and the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin and funding sources; (x) fluctuations in the demand for loans and leases, the number of unsold homes and other properties and fluctuations in commercial and residential real estate values in our market area; (xi) results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan and lease losses, write-down asset values, increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; (xii) legislative or regulatory changes that adversely affect our business, including changes in regulatory capital or other rules; (xiii) our ability to control operating costs and expenses; (xiv) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (xv) errors in our estimates in determining fair value of certain of our assets, which may result in significant declines in valuation; (xvi) the network and computer systems on which we depend could fail or experience a security breach; (xvii) our ability to attract and retain key members of our senior management team; (xviii) costs and effects of litigation, including settlements and judgments; (xix) increased competitive pressures among financial services companies; (xx) changes in consumer spending, borrowing and saving habits; (xxi) adverse changes in the securities markets; (xxii) earthquake, fire or other natural disasters affecting the condition of real estate collateral; (xxiii) the availability of resources to address changes in laws, rules or regulations or to respond to regulatory actions; (xxiv) inability of key third-party providers to perform their obligations to us; (xxv) changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business or final audit adjustments, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; (xxvi) war or terrorist activities; and (xxvii) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described from time to time in other documents that we file with or furnish to the SEC. You should not place undue reliance on forward-looking statements, and we undertake no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made. Forward-looking Statements

Third Quarter 2017 Highlights

Continued the Transformation Toward a Core Balance Sheet and Banking Platform

Re-Mixed the Balance Sheet Towards Core Assets	• Securities declined by $159 million from the second quarter, driven by the sale of $87 million of MLPs and $32 million of bank debt • Held for sale loans declined by $229 million driven primarily by jumbo portfolio mortgage loan sales and completed sale of all remaining seasoned SFR mortgage loans • Assets from discontinued operations declined by $105 million
Organic Loan Growth	• Held for investment loans grew by $271 million, or 5% QoQ • Originated HFI loans increased by $328 million, or 6% QoQ, and by $677 million, or 14% YoY
Disciplined Expense Management	• Achieved targeted recurring quarterly run-rate expenses less than $60 million excluding loss on solar investments and non-recurring expenses[1] • Non-recurring expenses from continuing operations remains elevated due to legal and professional fees and other non-recurring items (~$8.2 million of non-recurring items in Q3)[1]
Maintained Strong Credit & Strengthened Capital	• Credit metrics remain strong with nonperforming assets to total assets at 0.16%, down 50% from a year ago • ALLL / total loans improved to 0.72%, up from 0.61% a year ago • Common Equity Tier 1 ratio improved to 9.9% • TE/TA ratio improved to 9.5%[2]; TCE/TA ratio improved to 6.8%[2], up from 5.8% a year ago
Building a Strong Leadership Team & Adding Talent	• Bolstered talent and added to bench strength through key executive hires • Hired John Bogler as CFO • Added Jason Pendergist as Head of Real Estate Banking • Added Rita Dailey as EVP, Head of Deposits & Treasury Management Services

1 Operating expenses from continuing operations, excludes loss on investments in alternative energy partnerships. Reconciliation on slide 10.
2 Non-GAAP measure. Reconciliation on slide 22.

2

Dollars in millions $88 million of loans transferred from HFS to HFI & $46 million of loans sold from HFI, for a net $42 million addition to HFI during Q3. Total Assets1 Strategic Asset Re-Mix Continues Re-Mix of Balance Sheet Toward Core HFI Loans Through Targeted Security & Loan Sales Q3 Strategic Balance Sheet Re-Mix Activities 1 2 4 Securities declined by $159 million driven by sales of $119 million: - $87 million of MLPs (46% of MLP portfolio) - $32 million of bank debt (58% of bank debt portfolio) Held for sale loans declined by $229 million; includes sale of all remaining seasoned SFR mortgage loans of $144 million Assets of discontinued operations declined by $105 million which is related to transition of Banc Home Loans business Increased overall HFI loans by $271 million, or 5% from the prior quarter 1 2 3 3 4

Dollars in millions Total 3Q17 held for investment loan balance before sales and transfers Loans Held for Investment1 Strong Organic Loan Growth Total Held for Investment Loans Grew by an Annualized 18% in the Third Quarter Total held for investment loans increased by $271 million, or 5%, from the prior quarter, representing a 18% annualized growth rate Excluding sales and transfers, net held for investment loans increased by $229 million, or 4%, from the prior quarter: Sold $46 million of residential jumbo mortgage loans from HFI during Q3 Transferred $88 million of residential jumbo mortgage loans from HFS to HFI during Q3 Balance Sheet Mix Shifting In Favor of Loans +4%

Dollars in billions Originated HFI Loans Grew 14% YoY Despite Portfolio Re-Mix Loan Yields at 5 Quarter High Despite De-Risking Efforts HFI Loan Mix by Source1 4Q16: Sold Equipment Finance division ($243 million) Sold seasoned SFR residential mortgage loans ($604 million) De-Risking of Balance Sheet 1 2 3 2Q17: Moved remainder of seasoned SFR residential mortgage loans to HFS. Reflects transfer of $144 million that were sold in Q3 3Q17: Emphasis on generating high quality originated loans 1 2 3 +14% YoY

Loan Balances Increasingly Driven by Commercial Lending Change in Loan Mix Driving Higher Quality Revenue Stream Dollars in billions Includes Construction Re-mixing Loan Portfolio Toward Increased Commercial Loan Balances Loans Held for Investment1 Total Commercial Loan Balances1 +9% 2

Dollars in millions, consolidated operations Dollars in billions Includes other interest earning assets Commercial Loan Interest Income Increased 6% QoQ Interest Income1 Interest Income Increasingly Driven by Core Loans SFR Pool and Securities Sales Drove Overall Decline for Q3 Interest Income Mix

Net Interest Margin Relatively Stable Interest Earning Asset Contraction Driven by Balance Sheet Re-Mix Net Interest Margin Components Average Interest Earning Assets1 Dollars in billions

Dollars in millions 4Q17 Expected column included for illustrative purposes only and is not calculated to scale Total Deposits1 Transition to Core Deposits Continues Focused on Reducing High Rate and High Volatility Deposits and Funding High Rate, High Volatility Run-Off $(641) Total deposits declined by $641 million, driven by: $182 million decline in brokered deposits $459 million decline of all other deposits, the majority of which were high rate or high volatility deposits Commercial Banking, Community Banking and Private Banking business units all posted modest deposit growth; however, was muted by the run-off of high rate, high volatility deposits

Continued Efforts to Right-Size Expense Structure Select Non-Recurring Expenses Remain Elevated, Including Legal and Professional Fees Noninterest Expense Run-Rate1 Dollars in millions Loss on investments in alternative energy partnerships create tax credits to offset expense incurred Continuing operations noninterest expense excluding loss on investments in alternative energy partnerships, annualized, over average assets Non-Recurring Adjustments to Continuing Operations Expenses ($ in millions) Continuing Operations (reported) Q3 non-recurring adjustments Q3 Operating Expense from Continuing Operations Salaries and employee benefits $ 30.2 $ - $ 30.2 Occupancy and equipment 10.1 10.1 Professional fees 7.7 (0.5) 7.2 Data processing 1.9 1.9 Amortization of intangible assets 0.9 0.9 All other expense 16.5 (7.7) 8.8 Total Noninterest Expense (ex-loss on investments in alternative energy partnerships) $ 67.3 $ (8.2) $ 59.1 Loss on investments in alternative energy partnerships2 8.3 Total Noninterest Expense (reported) $ 75.7 NIE / Average Assets3

Nonperforming Assets1 Asset Quality Remains Strong and Stable Disciplined Credit Culture Continues to Drive Strong Asset Quality Dollars in millions NPAs/Equity -57% ALLL and NPL Coverage Total Delinquent Loans/Total Loans -69%

Tangible Equity / Tangible Assets1 +15% Solid Capital Ratios Exceeding Basel III Guidelines Tier 1 Risk-Based Capital Ratio Supported by $269 Million of Preferred Equity Common Equity Tier 1 Ratio (CET1) +12% Tangible Common Equity / Tangible Assets1 +18% Tier 1 Risk-Based Capital Ratio +10% Basel III Minimum: 7% Basel III Minimum: 8.5% Non-GAAP measure. Reconciliation on slide 22.

Equity Capital Levels In Line With CA Peers BANC's Preferred Equity Provides Capital Cushion Tangible Equity / Tangible Assets (BANC)1 On TE / TA basis, BANC is in line with peers (including $269 million of Preferred Equity) TCE / TA at its highest since 4Q14 TE / TA at its highest since 2Q13 Capital Levels in Line with Peers Tangible Equity / Tangible Assets (CA Peers)1 Peer Median: 9.4% Non-GAAP measure. Reconciliation on slide 22. Peer Data Source: SNL Financial. Date as of 10/20/2017.

BANC's Journey of Transformation

Significant Improvement and Events Since Q4 2016

De-Risking and Re-Mixing Balance Sheet

4Q16
- Sold Commercial Equipment Finance Division ($243mm)
- Sold $604mm of Seasoned SFR Loan Pools

1Q17
- Sold Banc Home Loans Mortgage Banking Business & $38mm of related MSRs

2Q17
- $383mm Decline in Securities:
  - Sold $294mm agency MBS
  - Sold $120mm non-agency MBS
  - Sold $17mm bank debt

3Q17
- Sold remaining Seasoned SFR mortgage loan pools
- $159mm Decline in Securities:
  - Sold $87mm MLPs
  - Sold $32mm bank debt

Strengthening Management Team & Bolstering Talent and Bench Strength

4Q16

1Q17
- CEO Departs

2Q17
- Appointed CEO: Doug Bowers
- Refreshed Board: 5 of 9 New Directors
- Interim CFO Departs

3Q17
- Appointed CFO: John Bogler
- Hired Head of Real Estate Banking: Jason Pendergist
- Hired EVP, Head of Deposit and Treasury Management Services: Rita Dailey

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Near Term Priorities Agenda for Next 90 Days Continue to Re-Mix the Balance Sheet: Pruning higher risk securities including MLPs, bank debt and CLOs 1 2 3 Organic Loan Growth: Grow held for investment loan balances to rebuild earning asset balances. Re-energizing loan production Refresh Our Compensation Philosophy: Review and re-align compensation programs; pay tied to performance measures and activities Deposits, Deposits, Deposits: Dedicated efforts and plan around generation of core, lower cost deposits. Key hires, sales efforts, incentive alignment 4 Deliver a Strategic Road Map: Provide an update with BANC strategic road map and relevant milestones, upon completion of strategic planning process, within the next 90 days 5

BANCs Core Foundation Foundation in Place to Support Franchise Growth Drive Disciplined Growth: Increase loans and deposits, grow asset base Go Forward Strategy 1 2 3 Sustainable Strategy: Building a bank with a more reliable, repeatable earnings profile Lowered Cost of Funds: Become a premier deposit franchise with a core, lower cost deposit base Drive Efficiencies: Enact cost saves and instill culture of cost control 4 Brand Market Sized to Compete Strong Credit Governance Foundation in place for premier CA franchise with a strong brand, in great markets, with the size needed to compete, while maintaining strong credit metrics and enhanced governance Disciplined Growth Sustainable Strategy Lowered Cost of Funds Drive Efficiencies Four key objectives in go-forward plan; transformation will take time and can be bumpy along the way

Appendix

Securities Portfolio Dollars in millions Based on book value balances of rated securities, data at each quarter end Dollars in billions Securities Portfolio Detail1 Security Type Book Value 2Q17 Book Value 3Q17 Q3 Change Fair Value 3Q17 Book Yield 3Q17 Duration 3Q17 Gov’t & Agency (Agency MBS) $ 515 $ 504 $ (11) $ 490 2.56% 6.58 CLOs 1,836 1,808 (28) 1,819 3.24% 0.17 CMBS 306 305 (1) 311 3.92% 6.77 Other 1 1 --- 1 4.76% 1.77 Strategic Portfolio 2,658 2,618 (40) 2,621 3.19% 2.14 Corporates – MLPs 187 101 (86) 111 5.29% 5.84 Corporates – Bank Debt 55 23 (32) 24 5.16% 6.64 Non-Strategic Portfolio 242 124 (118) 135 5.27% 5.98 Total Securities $ 2,900 $ 2,742 $ (158) $ 2,756 3.28% 2.32 Portfolio Credit Rating Profile2 4Q16 3Q17 Portfolio Average Balances and Yields3

BANC Fast Facts Five Quarter Trends Show Transformation in Action All figures from Continuing Operations unless noted; dollars in millions unless noted per share or percentage. Consolidated operations; Efficiency ratio adjusted for including the pre-tax effect of investments in alternative energy partnerships . Excluding loss on investments in alternative energy partnerships . 4 Non-GAAP measure. Reconciliation within table above. 5 Non-GAAP measure. Reconciliation on slide 21. ($ in millions)1 3Q17 2Q17 1Q17 4Q16 3Q16 Total Assets2 $ 10,280 $ 10,366 $ 11,052 $ 11,030 $ 11,216 Securities 2,756 2,915 3,298 3,266 2,904 Loans Held for Investment 6,227 5,956 6,105 6,035 6,569 Deposits 7,404 8,045 8,598 9,142 9,078 Net Interest Income 75.0 75.5 80.5 82.9 82.8 Provision for Loan and Lease Losses 3.6 2.5 2.6 0.6 2.6 Non Interest Income 18.4 5.7 14.9 32.5 22.0 Noninterest Expense3,4 67.3 66.6 81.2 79.0 68.5 Loss on Investments in Alternative Energy Partnerships 8.3 9.8 8.7 13.9 17.7 Noninterest Expense – Reported 75.7 76.3 89.9 92.9 86.1 Net Income 18.1 15.1 9.4 24.5 25.2 Diluted Earnings Per Share $ 0.25 $ 0.20 $ 0.08 $ 0.36 $ 0.38 Return on Average Assets2 0.67% 0.46% 0.62% 1.14% 1.32% Efficiency Ratio2,5 72.5% 80.5% 78.8% 66.9% 62.4%

This presentation contains certain financial measures determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). These measures include noninterest expense from continuing operations and operating expense from continuing operations, each excluding loss on investments in alternative energy partnerships and the latter also reflecting adjustments for non-recurring items. Management believes that these particular measures provide useful supplemental information in understanding our core operating performance. These measures should not be viewed as substitutes for measures determined in accordance with GAAP, nor are they necessarily comparable to non‐GAAP measures that may be presented by other companies. Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 10 and 19 of this presentation. Non-GAAP measures in this presentation also include tangible equity to tangible assets, tangible common equity to tangible assets, and adjusted efficiency ratio including the pre-tax effect of investments in alternative energy partnerships. These particular measures are used by management in its analysis of the Company's capital strength and the performance of the Company’s businesses. Banking and financial institution regulators also exclude goodwill and other intangible assets from total stockholders' equity when assessing the capital adequacy of a financial institution. Management believes the presentation of these measures excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital and financial strength of the Company and the performance of its businesses. These measures should not be viewed as substitutes for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 21-22 of this presentation. Non-GAAP Financial Information

Non-GAAP Reconciliation

Adjusted efficiency ratio including the pre-tax effect of investments in alternative energy partnerships

(in thousands)	3Q17	2Q17	1Q17	4Q16	3Q16
Noninterest expense	$ 79,008	$ 98,216	$ 124,615	$ 129,239	$ 124,262
Loss on investments in alternative energy partnerships, net	(8,348)	(9,761)	(8,682)	(13,850)	(17,660)
Adjusted noninterest expense	$ 70,660	$ 88,455	$ 115,933	$ 115,389	$ 106,602
Net interest income	$ 75,953	$ 78,296	$ 83,747	$ 87,058	$ 86,961
Noninterest income	18,827	19,817	59,704	79,687	74,630
Total revenue	94,780	98,113	143,451	166,745	161,591
Tax credit from investments in alternative energy partnerships	8,777	15,681	8,829	14,048	19,357
Deferred tax expense on investments in alternative energy partnerships	(1,536)	(2,744)	(1,545)	(2,459)	(3,387)
Tax effect on tax credit and deferred tax expense [1]	3,804	8,584	5,140	8,078	11,002
Loss on investments in alternative energy partnerships, net	(8,348)	(9,761)	(8,682)	(13,850)	(17,660)
Total pre-tax adjustments for investments in alternative energy partnerships	2,697	11,760	3,742	5,817	9,312
Total adjusted revenue	$ 97,477	$ 109,873	$ 147,193	$ 172,562	$ 170,903
Efficiency ratio	83.36%	100.10%	86.87%	77.51%	76.90%
Adjusted efficiency ratio for excluding the effect of investments in alternative energy partnerships	72.49%	80.51%	78.76%	66.87%	62.38%
Effective tax rate utilized for calculating tax effect on tax credit and deferred tax expense	34.44%	39.89%	41.37%	41.10%	40.79%

1 Utilized a 35% effective tax rate

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(in thousands) 3Q17 2Q17 1Q17 4Q16 3Q16 Tangible common equity to tangible assets ratio Total assets $ 10,280,028 $ 10,365,768 $ 11,052,085 $ 11,029,853 $ 11,216,404 Less goodwill (37,144) (37,144) (37,144) (39,244) (39,244) Less other intangible assets (10,219) (11,135) (12,191) (13,617) (15,335) Tangible assets $ 10,232,665 $ 10,317,489 $ 11,002,750 $ 10,976,992 $ 11,161,825 Total stockholders’ equity $ 1,013,908 $ 1,006,292 $ 985,748 $ 980,239 $ 971,424 Less goodwill (37,144) (37,144) (37,144) (39,244) (39,244) Less other intangible assets (10,219) (11,135) (12,191) (13,617) (15,335) Tangible equity 966,545 958,013 936,413 927,378 916,845 Less preferred stock (269,071) (269,071) (269,071) (269,071) (269,071) Tangible common equity $ 697,474 $ 688,942 $ 667,342 $ 658,307 $ 647,774 Tangible equity to tangible assets 9.45% 9.29% 8.51% 8.45% 8.21% Tangible common equity to tangible assets 6.82% 6.68% 6.07% 6.00% 5.80% Non-GAAP Reconciliation Tangible Common Equity to Tangible Assets and Tangible Equity to Tangible Assets